EXHIBIT 10.5

FIRST AMENDMENT TO BYLAWS
OF
LIPIMETIX DEVELOPMENT, INC.

(August 10, 2017)

The First Amendment to Bylaws (the “Bylaws”) of LipimetiX Development, Inc., a Delaware corporation (the “Corporation”) are hereby amended as follows:

1.                  Section 2.1. of Article II of the Bylaws is hereby amended to read in its entirety as follows:

Section 2.1. Number; Qualifications. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than two (2) nor more than ten (10). Directors need not be stockholders.

2.                  Except as expressly modified by this First Amendment, all of the terms of the Bylaws shall remain in full force and effect. In the event of any inconsistency or contradiction between the Bylaws and this First Amendment, this First Amendment shall control.

3.                  The Secretary of the Corporation does hereby certify on behalf of the Corporation that this First Amendment has been duly adopted by the Corporation’s Board of Directors on August 10, 2017.

By: /s/ John M. Holliman, III

Name: John M. Holliman, III

Title: Secretary/Treasurer